UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 6, 2010

GARB OIL & POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-26999	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1588 South Main Street, Suite 200
Salt Lake City, Utah		84115
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 832-9865

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—Entry into a Material Definitive Agreement

On May 6, 2010, Garb Oil & Power Corporation entered into an Debt Conversion and Stock Purchase Agreement for the sale and issuance of 6,469,187 shares of Common Stock to Greg Shepard pursuant to that certain Debt Conversion and Stock Purchase Agreement by and between the Company and Mr. Shepard dated May 6, 2010, at a per share price of $0.016 in satisfaction of $103,507 of debt.

ITEM 3.02—Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this item 3.02 with respect to the shares of Common Stock to the Purchaser.  All such shares of Common Stock were issued in reliance upon exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  No advertising or general solicitation was employed in offering the securities.

ITEM 9.01—Financial Statements And Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description	Location
4.1	Debt Conversion and Stock Purchase Agreement by and between Garb Oil & Power Corporation and Greg Shepard dated May 6, 2010	Exhibit 4.8 to our current report on Form 10-Q filed on May 24, 2010

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Garb Oil & Power Corporation
Registrant

Dated: June 4, 2010	By:	/s/ John Rossi
John Rossi, President